UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2008
CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
August 29, 2008
Section 5 — Corporate Governance and Management
Item 5.02(e) Compensatory Arrangements of Certain Officers
     Cambrex Corporation (Cambrex or the Company) is reporting under Item 5.02(e) that on August 26, 2008, the Benefits Administration Committee of the Company (Committee) approved an Amended and Restated Deferred Compensation Plan of Cambrex Corporation covering certain officers, including the Company’s principal executive officer and certain executive officers (Key Employees) pursuant to a delegation of authority from the Board of Directors of the Company. The American Jobs Creation Act of 2004 (Section 409A of the Internal Revenue Code) requires that the Non-Qualified Deferred Compensation Plan for Key Employees be in administrative compliance for the 2005 plan year. This administrative compliance was completed at the end of 2004. Furthermore, Section 409A regulations require that the plan be in documentary compliance by December 31, 2008. Based on these requirements, the Committee has approved the attached Amended and Restated Deferred Compensation Plan of Cambrex Corporation.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits — Amended and Restated Deferred Compensation Plan of Cambrex Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: August 29, 2008	By:	/s/ Peter E. Thauer
	Name:	Peter E. Thauer
	Title:	Senior Vice President, General Counsel and Corporate Secretary